Exhibit 99.1

For Immediate Release

FOR IMMEDIATE RELEASE

Investor Relations Contact:
Liolios Group, Inc.
Ronald Both, 949-574-3860
ron@liolios.com

SANZ Announces 2005 Third Quarter Revenue Results
Record Quarter Revenue Gross Profit
Company announces intent to restate 2004

Englewood, Colo. - November 15, 2005 -San Holdings, Inc. (OTCBB: SANZ), a national provider of data storage management, system integration services and spatial data provisioning solutions, today announced preliminary results for the three months ended September 30, 2005.

Quarterly Highlights include:

•	Record Revenue, Gross Profit and Gross Margin Percentage
•	Service Revenue for the quarter improved by more than $ 1.0 million
•	Initiated process to report “stand alone” financial statements for EarthWhere business
•	Generated positive cash flow from operations

The Company expects to record revenue of $18.0 million, gross profit of $4.6 million and gross margin of 25.3 percent. All three of these are records for the Company.

The Company also announced todaythat the filing of its quarterly report on Form 10-Q for the September 2005 quarter will be delayed due to the expected restatement of 2004 operating results, and filed a 12b-25 Notification of Late Filing with the Securities and Exchange Commission (“SEC”). The Company will provide complete financial performance detail with its quarterly report which the Company expects to file no later than November 21, 2005.

CEO and president, John Jenkins said, “Our September quarter operating results demonstrated continued solid improvement in our business. Our Storage Solutions business performed well, increasing again the services content of our revenue, and getting good traction with some interesting new technologies in the disk to disk backup environment. Our total service revenue increased by approximately $1.2 million over last year’s third quarter with the professional services element posting a 85% growth.

“Our Geospatial Solutions business dedicated significant resources to supporting the Katrina disaster, and continued to expand its business development footprint and market position both with users and Federal government prime contractors. In October, we announced the receipt of our largest single EarthWhere software order to date.”

CFO Bob Ogden stated, “During the September 2005 quarter, we initiated a project to prepare audited stand-alone financial statements for our EarthWhere™ business. We believe that this is an important step in further supporting the growth opportunities of that business. As all of the Company’s capitalized software costs pertained to the EarthWhere business, they are considered to be material to the total assets of that business unit, but not to the total assets of the Company as a whole as of December 31, 2004. As we undertook this project, we determined that assumptions and evidential matter that the Company had used in capitalization of software development costs during 2003 and 2004 did not provide sufficient “contemporaneous documentation” as required in this context. As a result, we determined that a restatement of 2004 was necessary.”

Ogden added, “The adjustments to our 2004 results are straightforward and are expected to reverse previously recorded capitalized software development costs and related amortization expense in the amount of approximately $450,000. Additionally, this adjustment has no effect on our previously reported revenue, gross profit or our cash flows for 2004. As that adjustment will affect opening balances for our fiscal 2005 balance sheet, we must delay our September quarter 10-Q filing until the adjustment amount is finalized, and we expect to file no later than November 21, 2005. The total estimated impact for 2004 and 2005 is approximately $500,000, and is expected to increase our net loss in our previously filed 2004 financial statements by approximately $450,000. The net loss for 2004 as previously stated was $6.3 million or a loss per share of $(0.07). The expected adjustment for 2004 would result in a loss of per share of $(0.08).

About SANZ Inc.
SANZ is a nationwide data storage consulting and integration firm focused exclusively on the design, deployment and support of intelligent data management. By utilizing a unique Data Protection Continuum™ methodology, SANZ delivers solutions that allow corporations and government agencies to secure their business-critical environments and maximize their IT investments. SANZ' EarthWhere™ software product is a spatial data provisioning application that manages, processes and delivers customized spatial imagery. SANZ is a subsidiary of SAN Holdings. For more information, call 303-660-3933, toll-free 800-554-3880 or visit www.sanz.com.

FORWARD LOOKING STATEMENTS:
This press release contains statements that are “forward looking statements” under the Federal securities laws. These forward-looking statements include statements regarding our expectations, beliefs, or intentions about the future, and are based on information available to us at this time. We assume no obligation to update any of these statements and specifically decline any obligation to update or correct any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Actual results could vary materially from our expectations. Factors that could cause actual results to vary materially include, but are not limited to: component quality and availability, transition to new products, changes in business conditions, changes in the company’s sales strategy, competition in the storage management engineering services marketplace, competitive pricing pressures, continued market acceptance of the company’s products, delays in the development of new technology, changes in customer buying patterns, one-time events and other important factors disclosed previously and from time to time in our filings at the SEC.

Date: November 15, 2005
Time: 1:30 PM Pacific (4:30 Eastern)
Dial-in number: 1-888-694-4641

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About SANZ, Inc.

SANZ is a nationwide data storage consulting and integration firm focused exclusively on the design, deployment and support of intelligent data management. By utilizing a unique Data Protection Continuum(tm) methodology, SANZ delivers solutions that allow corporations and government agencies to secure their business-critical environments and maximize their IT investments. SANZ' EarthWhere™ software product is a spatial data provisioning application that manages, processes and delivers customized spatial imagery. SANZ is a subsidiary of SAN Holdings. For more information, call 303-660-3933, toll-free 800-554-3880 or visit www.sanz.com.

Investor Relations: Liolios Group, Inc. Ron Both 949-574-3860 ron@liolios.com

FORWARD LOOKING STATEMENTS:
This press release contains statements that are “forward looking statements” under the Federal securities laws. These forward-looking statements include statements regarding our expectations, beliefs, or intentions about the future, and are based on information available to us at this time. We assume no obligation to update any of these statements and specifically decline any obligation to update or correct any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Actual results could vary materially from our expectations. Factors that could cause actual results to vary materially include, but are not limited to: component quality and availability, transition to new products, changes in business conditions, changes in the company’s sales strategy, competition in the storage management engineering services marketplace, competitive pricing pressures, continued market acceptance of the company’s products, delays in the development of new technology, changes in customer buying patterns, one-time events and other important factors disclosed previously and from time to time in our filings at the SEC.